Exhibit 10.41
International
Stock Award Agreement under the
Dollar Financial Corp. 2005 Stock Incentive Plan
          THIS STOCK AWARD AGREEMENT (this “Agreement”) is made as of                      (the “Effective Date”), between Dollar Financial Corp. (the “Company”) and                      (the “Grantee”).
          WHEREAS, the Company maintains the Dollar Financial Corp. 2005 Stock Incentive Plan (the “Plan”) for the benefit of its key employees, directors and consultants who provide services to the Company; and
          WHEREAS, the Plan permits the award of shares of the Company’s Common Stock (the “Common Stock”), subject to certain restrictions; and
          WHEREAS, to compensate the Grantee for his service to the Company and to further align the Grantee’s personal financial interests with those of the Company’s stockholders, the Company wishes to award the Grantee a number of shares of Common Stock, subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.
          NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:
     1. Award of Stock. Pursuant to the Plan, the Company hereby awards the Grantee                      shares of Common Stock (the “Awarded Shares”), subject to certain restrictions and on the terms and conditions set forth in this Agreement and the Plan. The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Capitalized terms used but not defined herein will have the same meaning as defined in the Plan. Unless otherwise specified, section numbers refer to the sections of this Agreement.
     2. Vesting of Awarded Shares. The Awarded Shares are subject to forfeiture to the Company until they become nonforfeitable in accordance with this Section 2.
          (a) Vesting. If both subsections (i) and (ii) below are met, the Awarded Shares will become non-forfeitable if:
               (i) the Company achieves gross income of $[ ] for the fiscal year ending June 30, 20[ ], as determined by the Company in its sole discretion based on its audited financial statements; and
               (ii) provided that subsection (i) has been met, on the last day of each of the first [         ] beginning [         ] (each a “Vesting Date”), [         ]% of the Awarded Shares will become nonforfeitable on each Vesting Date if the Grantee remains in continuous service to the Company (whether as an employee, consultant, independent contractor or any other capacity in which he provides services to the Company) through the applicable Vesting Date.
          (b) All Unvested Shares Forfeited Upon Cessation of Service. Upon cessation of Grantee’s service with the Company for any reason or for no reason (and whether such cessation is initiated by the Company, the Grantee or otherwise): (i) any Awarded Shares that have not, on or prior to the effective date of such cessation, become nonforfeitable will immediately and automatically, without any action on the part of the Company, be forfeited, and (ii) the Grantee will have no further rights with respect to those shares.
          (c) Service with Subsidiaries. Solely for purposes of this Agreement, service with the Company will be deemed to include service with any Subsidiary of the Company (for only so long as such entity remains a Subsidiary).
          (d) Termination of Service. For purposes of this Agreement, Grantee’s period of service shall not include any period of notice of termination of employment, whether express or implied. Grantee’s date of termination shall mean the date upon which he or she ceases active performance of service following the provision of notification of termination or resignation from service and shall be determined solely by this Agreement and without reference to any other agreement, written or oral, including Grantee’s contract of employment.
     3. Escrow of Shares.
          (a) Certificates evidencing the Awarded Shares issued under this Agreement will be held in escrow by the Secretary of the Company or his or her designee (the “Escrow Holder”) until such Awarded Shares cease to be subject to forfeiture in accordance with Section 2, at which time, the Escrow Holder will deliver such certificates representing the nonforfeitable Awarded Shares to the Grantee; provided, however, that no certificates for Awarded Shares will be delivered to the Grantee until appropriate arrangements have been made with the Company for the withholding or payment of any taxes or other amounts that may be due with respect to such Awarded Shares; and provided, further, that the Company may condition delivery of certificates for Awarded Shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal, state and foreign securities laws.
          (b) If any of the Awarded Shares are forfeited by the Grantee under Section 2, upon request by the Company, the Escrow Holder will deliver the stock certificate(s) evidencing those Awarded Shares to the Company, which will then have the right to retain and transfer those Awarded Shares to its own name free and clear of any rights of the Grantee under this Agreement or otherwise.
     4. Stock Splits, etc. If, while any of the Awarded Shares remain subject to forfeiture, there occurs any merger, consolidation, reorganization, reclassification, recapitalization, stock split, stock dividend, or other similar change in the Common Stock, then any and all new, substituted or additional securities or other consideration to which the Grantee is entitled by reason of the Grantee’s ownership of the Awarded Shares will be immediately subject to the escrow contemplated by Section 3, deposited with the Escrow Holder and will thereafter be included in the term “Awarded Shares” for all purposes of the Plan and this Agreement.
     5. Rights of Grantee. The Grantee shall have the right to vote the Awarded Shares and to receive cash dividends or distributions with respect to the Awarded Shares; provided however, that any cash dividends or distributions paid on the Awarded Shares while those shares remain forfeitable will be paid in cash when, and if, the Awarded Shares giving rise to such dividends or distributions become nonforfeitable, and such dividends or distributions will be deposited with the Escrow Holder.
     6. Tax Consequences. The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the receipt or vesting of the Awarded Shares. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.
     7. Share Legends. The following legend will be placed on the certificates evidencing all the Awarded Shares (in addition to any other legends that may be required to be placed on such certificates pursuant to the Plan, applicable law or otherwise):
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE DOLLAR FINANCIAL CORP. 2005 STOCK INCENTIVE PLAN AND A STOCK AWARD AGREEMENT ENTERED INTO BETWEEN            AND DOLLAR FINANCIAL CORP., WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN FORFEITURE CONDITIONS, TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS. COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF DOLLAR FINANCIAL CORP. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.
     8. Representations and Warranties. By executing this Agreement, the Grantee hereby represents, warrants, covenants, acknowledges and/or agrees that:
          (a) This Agreement, together with the Plan, constitutes the entire agreement between the Company and the Grantee regarding the grant of the Awarded Shares.
          (b) The Company may modify this Agreement to bring it into compliance with any valid and mandatory government regulation. This Agreement may also be amended by the Company with the consent of the Grantee. Any such amendment shall be in writing and signed by the Company and the Grantee.

          (c) The Company may from time to time impose any conditions on the Awarded Shares as it deems necessary or advisable to ensure that the Plan and this award satisfy the conditions of Rule 16b-3 of the U.S. Securities Exchange Act of 1934, as amended, and that Awarded Shares are issued and resold in compliance with the Securities Act of 1933, as amended.
          (d) The Grantee agrees upon request execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
          (e) The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of the Plan as it presently exists, and as it may hereafter be amended, are deemed incorporated herein by reference, and in the event of any conflict between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall be deemed to supersede the provisions of this Agreement.
          (f) Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
          (g) The grant of Awarded Shares hereunder will not confer upon the Grantee any right to continue in service with the Company or any of its Subsidiaries.
          (h) This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware, without regard to the application of the principles of conflicts or choice of laws of Delaware or any other jurisdiction.
          (i) This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.
     9. Authorization to Release Necessary Personal Information. The Grantee hereby authorizes and directs his or her employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding the Grantee’s employment, the nature and amount of his or her compensation and the fact and conditions of the Grantee’s participation in the Plan (including, but not limited to, the Grantee’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, race, job title, number of shares of Common Stock held and the details of all awards, options or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding for the purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the awards under the Plan or with whom the Awarded Shares or cash from the sale of such shares may be deposited. The Grantee acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of the Grantee’s residence. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing the Grantee’s participation in the Plan. Furthermore, the Grantee acknowledges and understands that the transfer of the Data to the Company or any of its subsidiaries, or to any third parties is necessary for the Grantee’s participation in the Plan. The Grantee may at any time withdraw the consents herein with respect to the Data, by contacting his or her human resources representative in writing. The Grantee further acknowledges that withdrawal of consent may affect his or her ability to vest in or realize benefits from the Awarded Shares, and his or her ability to participate in the Plan.
     10. No Entitlement or Claims for Compensation. The grant of awards under the Plan is made at the discretion of the Administrator, and the Plan may be suspended or terminated by the Company at any time. The grant of an award in one year or at one time or repeatedly in the past does not in any way entitle the Grantee to the grant of an award (or benefits in lieu of awards) in the future. The Plan is wholly discretionary in nature and is not to be considered part of the Grantee’s normal or expected compensation subject to severance, resignation, termination, payment in lieu of notice, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar compensation. The value of the Awarded Shares is an extraordinary item of compensation which is outside the scope of the Grantee’s employment contract (if any). The Grantee will have no rights to compensation or damages as a result of the his or her termination of employment for any reason whatsoever, whether or not in breach of contract, insofar as those rights arise or may arise from the Grantee ceasing to have rights under this award as a result of such cessation or from the loss or diminution in value of such rights. If the Grantee did acquire any such rights, the Grantee is deemed to have waived them irrevocably by accepting the Awarded Shares.
     11. Electronic Delivery. The Company may deliver any documents related to the Awarded Shares, the Plan or future awards that may be granted under the Plan by electronic means. Such means of electronic delivery include, but do not necessarily include, the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the documents via e-mail or such other means of electronic delivery specified by the Company. The Grantee hereby acknowledges that the Grantee has read this provision and consents to the electronic delivery of the documents. The Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company. The Grantee further acknowledges that he or she will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Grantee understands that the Grantee must provide the Company with a paper copy of any documents if the attempted electronic delivery of such documents fails.

          IN WITNESS WHEREOF, the parties have duly executed this Stock Award Agreement on the            day of                     , 20[   ].

DOLLAR FINANCIAL CORP.

By:

Title:

GRANTEE